Exhibit 14(a)


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Developing Capital Markets Fund, Inc.:

We consent to the reference to us under the captions "COMPARISON OF THE FUNDS
- Financial Highlights" and "EXPERTS" for Merrill Lynch Developing Capital Markets Fund, Inc. appearing in the Proxy Statement and Prospectus, which is a part of this Registration Statement on Form N-14 of Developing Capital Markets Fund, Inc.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
January 31, 2000